Exhibit 10.19.1

                   Form of Non-Discretionary Lock-Up Agreement

                         LIFE CRITICAL CARE CORPORATION

                                LOCK-UP AGREEMENT
                                       AND
               AMENDMENT TO LOAN AND SECURITIES PURCHASE AGREEMENT



Life Critical Care Corporation
c/o George S. Lawler, Esquire
210 West Pennsylvania Avenue, Suite 400
Towson, Maryland   21204-4515

Dear Mr. Lawler:

         The undersigned is the owner of shares of Life Critical Care Corporation (the "Company"), purchased as part of the Company's September Bridge offering. The Company has requested the undersigned to execute and return this Agreement in connection with the Company's proposed public offering of its securities (the "Offering"), as a result of which Offering the undersigned will materially benefit.

         In order to induce the Company to proceed with the Offering, and in consideration thereof, the undersigned hereby agrees that, for a period of three
(3) years following the closing date of the Offering, the undersigned will not sell, assign, hypothecate, pledge or otherwise dispose (either pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or otherwise) of any shares of Common Stock of the Company registered in the undersigned's name as of the date hereof.

         The undersigned hereby consents to the placing of restrictive legends on the shares owned by the undersigned as of the date hereof, the placement of appropriate stop transfer orders with the transfer agent of the Company and the noting of such restrictions on the transfer books and records of the Company.

         The undersigned further agrees that Section 7.6 of the Loan and Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of September 1996 between the undersigned and the Company is hereby deleted.
Section 7.6 required the Company to use its best efforts to cause the underwriter to purchase certain of the undersigned's shares of the Company as part of the overallotment option. In addition, as a result of the foregoing lock-up agreement, Article VII of the Securities Purchase Agreement ("Registration Rights") is no longer applicable to the undersigned.

         This Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns and shall be governed and construed in accordance with the laws of the State of Maryland, without giving effect to conflict of law principles.

Dated:  January ___, 1997                Very truly yours,


                                         _______________________________
                                                    Signature

                                         _______________________________
                                                   Printed Name